                                                             Exhibit 23(h)(1)(d)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, effective April 30, 2003, is between Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., and Lincoln National Special Opportunities Fund, Inc. (collectively, the "Corporations") and the Lincoln Variable Insurance Products Trust (the "Trust") on behalf of its series (the "Funds").

     WHEREAS, Corporations entered into a Services Agreement with Delaware Management Holdings, Inc. and Delaware Service Company, Inc. (collectively, "Delaware") on August 15, 1996 whereby Delaware agreed to provide certain accounting services for the Corporations;

     WHEREAS, the Services Agreement was amended effective March 1, 1999 and January 1, 2001 (the Services Agreement as amended shall be referred to as the "Services Agreement");

     WHEREAS, each Corporation will be transferring all of its assets into a corresponding Fund (each acquiring Fund and its corresponding acquired Corporation is listed in Schedule I);

     WHEREAS, each Corporation desires to transfer to the Trust on behalf of a corresponding Fund all of its rights, duties and obligations under the Services Agreement; and

     WHEREAS, the Trust on behalf of its Funds desires to assume all of the rights, duties and obligations of each Corporation under the Services Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and the receipt of the trust assets by the Trust from each of Corporation, each Corporation and the Trust agree as follows:

     1. Each Corporation hereby assigns all of its rights, duties, and obligations under the Services Agreement to the Trust on behalf of the corresponding Fund; and

     2. The Trust on behalf of its Funds agrees to assume all of the rights, duties and obligations of each Corporation under the Services Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date set forth above.

LINCOLN NATIONAL AGGRESSIVE GROWTH FUND, INC.            LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, ON
                                                         BEHALF OF ITS SERIES
LINCOLN NATIONAL BOND FUND, INC.

LINCOLN NATIONAL CAPITAL APPRECIATION FUND, INC.         By: /s/  Kelly D. Clevenger

LINCOLN NATIONAL EQUITY-INCOME FUND, INC.                Title: President

LINCOLN NATIONAL GLOBAL ASSET ALLOCATION FUND, INC.

LINCOLN NATIONAL GROWTH AND INCOME FUND, INC.

LINCOLN NATIONAL INTERNATIONAL FUND, INC.

LINCOLN NATIONAL MANAGED FUND, INC.

LINCOLN NATIONAL MONEY MARKET FUND, INC.

LINCOLN NATIONAL SOCIAL AWARENESS FUND, INC.

LINCOLN NATIONAL SPECIAL OPPORTUNITIES FUND, INC.


By: /s/  Steven M. Kluever

Title: 2nd Vice President

     ACKNOWLEDGED AND AGREED TO:

DELAWARE MANAGEMENT HOLDINGS, INC.                       DELAWARE SERVICE COMPANY, INC.
By: /s/  David K. Downes                                 By:  /s/  David K. Downes

Title: Executive Vice President/Chief Operating          Title:  Chairman/President/Chief Executive
Officer/Chief Financial Officer                          Officer

Date: April 16, 2003                                     Date: April 16, 2003

                                   SCHEDULE I

     The following chart shows each acquiring Fund and its corresponding acquired Corporation.

                 EACH ACQUIRING FUND,
                A SERIES OF THE TRUST                             EACH CORRESPONDING ACQUIRED CORPORATION
             (A DELAWARE STATUTORY TRUST)                                (A MARYLAND CORPORATION)
Aggressive Growth Fund                                  Lincoln National Aggressive Growth Fund, Inc.

Bond Fund                                               Lincoln National Bond Fund, Inc.

Capital Appreciation Fund                               Lincoln National Capital Appreciation Fund, Inc.

Equity-Income Fund                                      Lincoln National Equity-Income Fund, Inc.

Global Asset Allocation Fund                            Lincoln National Global Asset Allocation Fund, Inc.

Growth and Income Fund                                  Lincoln National Growth and Income Fund, Inc.

International Fund                                      Lincoln National International Fund, Inc.

Managed Fund                                            Lincoln National Managed Fund, Inc.

Money Market Fund                                       Lincoln National Money Market Fund, Inc.

Social Awareness Fund                                   Lincoln National Social Awareness Fund, Inc.

Special Opportunities Fund                              Lincoln National Special Opportunities Fund, Inc.

                                        3